UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2005

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-49834 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On May 20, 2005, the Board of Directors of Gen-Probe Incorporated (the “Company”) granted to Henry L. Nordhoff, the Company’s President and Chief Executive Officer, a deferred issuance restricted stock award of 20,000 shares of common stock under The 2003 Incentive Award Plan of the Company. The shares of common stock subject to the award vest as follows: 5,000 shares on May 20, 2006, then 1/48th of the shares vest monthly thereafter over the following three years.

     Subject to vesting in accordance with their terms, the deferred issuance restricted stock awards will be issued to Mr. Nordhoff at the earlier of May 20, 2009 or upon the termination of his employment with the Company and in a manner that complies with Section 409A of the Internal Revenue Code, which may include, deferring the issuance of such shares for six months after the termination of Mr. Nordhoff’s employment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen-Probe Incorporated
	By:	/s/ R. William Bowen
Date: May 26, 2005		R. William Bowen
Vice President and General Counsel